Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ellomay Capital Ltd.:

We consent to the incorporation by reference in the registration statements (Nos. 333-187533, 333-102288 and 333-92491) on Form S-8 and (Nos. 333-199696 and 333-144171) on Form F-3 of Ellomay Capital Ltd. of our report dated March 31, 2021, with respect to the consolidated statements of financial position of Ellomay Capital Ltd. as of December 31, 2020 and 2019, the related consolidated statements of profit or loss and other comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 Annual Report on Form 20-F of Ellomay Capital Ltd.

Our report refers to a change to the method of accounting for leases.

/s/ Somekh Chaikin

Somekh Chaikin
Member firm of KPMG International

Tel-Aviv, Israel

March 31, 2021